UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 9, 2009

Chiquita Brands International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	1-1550	04-1923360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 East Fifth Street, Cincinnati, Ohio		45202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	513-784-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with Jeffrey M. Zalla’s resignation as Chief Financial Officer of the Company, Mr. Zalla and the Company have entered into a separation agreement, which became fully effective as of December 9, 2009. Pursuant to the separation agreement, Mr. Zalla has agreed to cooperate with the Company with respect to specified transition matters and has also agreed to confidentiality, non-competition and non-solicitation covenants in favor of the Company. Mr. Zalla has also agreed to a general release of the Company. In exchange for the foregoing, the Company has agreed to provide Mr. Zalla with benefits under the terms of the Company’s Executive Officer’s Severance Pay Plan (filed as Exhibit 10.6 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2008).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chiquita Brands International, Inc.

December 11, 2009	By:	/s/James E. Thompson

Name: James E. Thompson
Title: Senior Vice President, General Counsel and Secretary